Exhibit 23.4

Geotechnical Mine Solutions,
128 office 503 Mardoqueo Fernandez Street,
Providencia, Santiago de Chile

Consent of Geotechnical Mine Solutions.

In connection with the Paramount Gold Nevada Corp. Annual Report on Form 10-K, the undersigned consents to:

i.
the incorporation by reference of the TRS in the annual report on Form 10-K for Paramount Gold Nevada Corp. for the fiscal year ended June 30, 2023 (the “Form 10-K”), and in the Registration Statements on Form S-3 (333-238803) and Form S-8 (No. 333-205024 and No. 333-262857) (the “Registration Statements”);
ii.
the use of and references to our name in connection with the TRS, Form 10-K and the Registration Statements; and
iii.
the information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

Geotechnical Mine Solutions is responsible for authoring, and this consent pertains to, the following Sections of the TRS: 1.1, 1.15.2, 1.24.4, 2.3, 13.2, 13.4, 13.5, 13.6, 13.11.6, 22.8.2, 23.4, and 25.

Dated September 25, 2023

/s/ Geotechnical Mine Solutions

_______________________
Geotechnical Mine Solutions

DOCPROPERTY "DocID" \* MERGEFORMAT DM3\9059805.1